Exhibit  5.1

May 26, 2011

IAC/InterActiveCorp
555 West 18th Street
New York, New York 10011

Re:          Registration Statement on Form S-8 of IAC/InterActiveCorp

I am the Senior Vice President, General Counsel and Secretary of IAC/InterActiveCorp, a Delaware corporation (“IAC” or the “Company”).  This opinion is being delivered in connection with the preparation and filing of a Registration Statement on Form S-8 (the “Registration Statement”) relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of 100,000 shares of IAC/InterActiveCorp common stock, par value $0.001 per share (the “Securities”), to be issued in connection with the issuance of shares of IAC common stock upon the settlement of share units under the Registrant’s 2011 Deferred Compensation Plan for Non-Employee Directors (the “2011 Plan”).

In rendering this opinion, I have (i) examined such corporate records and other documents (including IAC’s charter and bylaws as currently in effect, the 2011 Plan and the Registration Statement and the exhibits thereto), and have reviewed such matters of law, as I have deemed necessary or appropriate, (ii) assumed the genuineness of all signatures or instruments relied upon by me, and the conformity of certified copies submitted to me with the original documents to which such certified copies relate, and (iii) have further assumed that there will be no changes in applicable law between the date of this opinion and the dates on which the Securities are issued or sold pursuant to the 2011 Plan and the Registration Statement.

The Company is a Delaware corporation, and while I am not engaged in the practice of law in the State of Delaware, I am generally familiar with the Delaware General Corporation Law as presently in effect and have made such inquires as I considered necessary to render this opinion.  I am a member of the Bar of the State of New York and express no opinion as to the laws of any jurisdiction other than the federal laws of the United States, the laws of the State of New York and the Delaware General Corporation Law.

Based on and subject to the foregoing, I am of the opinion that the Securities will be, upon issuance and delivery pursuant to the terms and conditions of the 2011 Plan and as set forth in the Registration Statement, legally issued, fully paid and non-assessable.

I hereby consent to be named in the Registration Statement and in the related prospectus contained therein as the attorney who passed upon the legality of the Securities and to the filing of a copy of this opinion as Exhibit 5.1 to the Registration Statement.  In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very truly yours,

/s/ Gregg Winiarski
Senior Vice President, General
Counsel and Secretary